Exhibit 99.2
NEWS RELEASE

SafeNet Contact:	Donna St.Germain	Investor Contact :	Gregg Lampf
	(443) 327-1454		(443)327-1532
	dstgermain@safenet-inc.com		glampf@safenet-inc.com
	www.safenet-inc.com		www.safenet-inc.com
SAFENET ANNOUNCES PRICING OF $225 MILLION
CONVERTIBLE SUBORDINATED NOTES
BALTIMORE, Maryland, December 7, 2005—SafeNet, Inc. (Nasdaq: SFNT) today announced the pricing of its offering of $225 million aggregate principal amount of convertible subordinated notes due 2010. The offering is being made through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will bear interest at a rate of 2.50% per year and will rank junior in right of payment with all of SafeNet’s existing and future senior indebtedness. SafeNet has granted to the initial purchaser of the notes a 30-day overallotment option to purchase up to an additional $25 million aggregate principal amount of the notes. The sale of the notes is expected to close on December 13, 2005.
The notes provide for a net share settlement and under certain circumstances may be convertible into cash (up to the principal amount of the notes) and, with respect to any excess conversion value, into cash, shares of common stock of SafeNet or a combination of cash and shares of common stock, at the company’s option, at an initial conversion rate of 24.2131 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $41.30, subject to adjustment. The initial conversion price represents a premium of 25% relative to the last reported sale price of common stock of SafeNet on the Nasdaq National Market of $33.04 on December 7, 2005.
Holders of the notes have the option to require SafeNet to repurchase the notes in the event of a change of control of SafeNet or other fundamental change. In such case, the repurchase price would be 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date.
SafeNet intends to use approximately $50 million of the net proceeds from this offering to fund the purchase of approximately 1.5 million shares of SafeNet common stock concurrent with the offering of the notes. The company intends to use the balance of the net proceeds for general corporate purposes and possibly for future acquisitions. SafeNet has not entered into any agreements, arrangements or understandings to proceed with any acquisition. Pending the application of the net proceeds, SafeNet expects to invest the net proceeds from this offering in short-term, high quality, interest-bearing investments.

The notes and common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or applicable state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute and offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties, including without limitation, whether or not SafeNet will consummate the proposed offering and the anticipated use of the proceeds of the offering, which risks and uncertainties could cause actual results to differ materially from those set forth in or implied by forward-looking statements contained in this release. Important factors that could cause actual results to differ materially include, but are not limited to, those listed in SafeNet’s periodic reports filed with the Securities and Exchange Commission. The company assumes no obligation to update information concerning any forward-looking statements contained in this release.
Editor’s Note: SafeNet is a registered trademark of SafeNet, Inc. All other trademarks are the property of their respective owners.